Exhibit 23.1

9605 S Kingston Ct. Suite 200 Englewood, CO 80112 303-721-6131 www.richeymay.com Assurance | Tax | Advisory

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 28, 2019 on the financial statements of Korth Direct Mortgage, LLC as of December 31, 2018 and 2017, and the related statements of operations, changes in member’s equity and cash flows for the years ended December 31, 2018 and December 31, 2017, included herein on the annual report of Korth Direct Mortgage, LLC on Form 10-K. We also consent to the reference to our Firm under the heading “Experts” in such registration statement.

/s/ Richey May & Co., LLP

Englewood, Colorado

March 28, 2019